UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2024

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVGI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On July 31, 2024, Commercial Vehicle Group, Inc. (“Company” or “CVG”) and its wholly-owned subsidiary Mayflower Vehicle Systems, LLC ( “Seller” and collectively with CVG, the “Seller Parties”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with SVO, LLC, a Delaware limited liability company (“Buyer”).

Under the terms of the Purchase Agreement, Buyer will purchase substantially all of the assets of Seller’s business of manufacturing and assembling structured products, including cabs for medium and heavy-duty vehicles, at its facility in Kings Mountain, North Carolina. The transactions contemplated by the Purchase Agreement are referred to as the “Transaction.” Subject to the satisfaction of customary closing conditions, the Transaction is expected to close in the second half of 2024 (the “Closing”).

Pursuant to the terms of the Purchase Agreement, the aggregate consideration to be paid by Buyer to Seller in connection with the Transaction is $40 million, subject to adjustment for any variance of the actual value of inventory at Closing from the estimated inventory value (the “Purchase Price”). The Purchase Price will be paid to Seller by wire transfer of immediately available funds on the date of Closing.

Each of the Seller Parties and Buyer has provided customary representations, warranties and covenants in the Purchase Agreement. The completion of the Transaction is subject to various customary closing conditions. The Purchase Agreement contains customary indemnification rights. The Purchase Agreement includes certain restrictive covenants for a period of five (5) years commencing on the Closing Date, including non-competition and non-solicitation covenants.

The Purchase Agreement contains customary termination rights for both Buyer and Seller. Both Buyer and Seller have the right to terminate the Purchase Agreement if the Transaction is not consummated on or prior to November 28, 2024 (the “Outside Date”), subject to certain exceptions. Buyer has the right to terminate the Purchase Agreement if a Material Adverse Effect (as defined in the Purchase Agreement) occurs.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Transition Services Agreement

In connection with entering into the Purchase Agreement, the parties contemplate entering into a negotiated transition services agreement.

Item 8.01. Other Events.

On August 1, 2024, the Company issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of July 31, 2024 by and among SVO, LLC, Mayflower Vehicle Systems, LLC and Commercial Vehicle Group, Inc.
99.1	Press Release, dated August 1, 2024
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Asset Purchase Agreement (identified therein) have been omitted from this Report and will be furnished supplementally to the Securities and Exchange Commission upon request by the Commission.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein that address business performance, financial condition, activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including but not limited to: the ability of the parties to consummate the Transaction in a timely manner or at all; satisfaction of the conditions precedent to consummation of the Transaction; the possibility of litigation related to the Transaction and the effects thereof; and other risks described in the Company’s SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect events or circumstances that subsequently occur or of which it subsequently becomes aware.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

August 1, 2024	By:	/s/ Aneezal H. Mohamed
	Name:	Aneezal H. Mohamed
	Title:	Chief Legal Officer